Exhibit 99.1

Investor Contact: Andy Milevoj amilevoj@1800flowers.com	Media Contact: Cherie Gallarello cgallarello@1800flowers.com

1-800-FLOWERS.COM, Inc. Reports Fiscal 2025 First Quarter Results

Generates Revenues of $242.1 million and a Net Loss of $34.2 million

Gross Profit Margin Increases 20 basis points to 38.1%

Reports Adjusted EBITDA(1) Loss of $27.9 million

(1)	Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.)

Jericho, NY, October 31, 2024 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships, today reported results for its Fiscal 2025 first quarter ended September 29, 2024.

“Our first quarter performance generally came in-line with our expectations, as we began to see a slight improvement in our e-commerce revenue trends during the quarter, our gross profit margin continued to grow, and we reduced expenses as a result of our Work Smarter initiatives to operate more efficiently,” said Jim McCann, Chairman and Chief Executive Officer of 1-800-FLOWERS.COM, Inc. “We expect the improvement in our e-commerce revenue trends to accelerate as we move closer to the holiday selling season, and our revenues will further benefit from the growth of wholesale orders this year. Through the Relationship Innovation initiatives that we implemented over the last two years, we have expanded our offerings and broadened our price points, providing gift givers with more choices at prices that span from budget-friendly to premium. We look forward to helping our customers connect and express their sentiments with the important people in their lives.”

Fiscal 2025 First Quarter Highlights

●	Total consolidated revenues decreased 10.0% to $242.1 million, as compared with the prior year period.

●	E-commerce revenues decreased 8.0% over the prior year period, comprised of a 6.5% decline in orders and a 1.5% decline in Average Order Value (AOV).

●	Gross profit margin increased 20 basis points to 38.1%, as compared with the prior year period.

●

Operating expenses declined $0.2 million to $139.3 million, as compared with the prior year period. Excluding the impact of non-recurring charges in the current period associated with new systems implementation costs, as well as the impact of the Company’s non-qualified deferred compensation plan in both periods, operating expenses declined by $4.2 million to $135.8 million, as compared with the prior year period.

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●	Net loss for the quarter was $34.2 million, or ($0.53) per share, as compared to a net loss of $31.2 million, or ($0.48) per share in the prior year period.

●	Adjusted Net Loss[1] was $32.9 million, or ($0.51) per share, compared with an Adjusted Net Loss[1] of $31.2 million, or ($0.48) per share, in the prior year period.

●	Adjusted EBITDA[1] loss for the quarter was $27.9 million, as compared with an Adjusted EBITDA[1] loss of $22.5 million in the prior year period.

●	1-800-FLOWERS.COM, Inc. was named one of Newsweek's Most Admired Workplaces for 2025.

Segment Results

The Company provides Fiscal 2025 first quarter financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and Gifts, and BloomNet® segments in the tables attached to this release and as follows:

●

Gourmet Foods and Gift Baskets: Revenues for the quarter declined 14.4% to $84.0 million as compared with the prior year period. This decline reflects the timing of approximately $3.0 million of wholesale orders that shifted from the first quarter into the second quarter. Gross profit margin increased 50 basis points to 32.0%, benefiting from the Company’s inventory optimization efforts and a decline in certain commodity costs. Excluding the impact of the systems implementation costs, adjusted segment contribution margin[1] loss was $11.3 million, compared with a loss of $11.0 million in the prior year period.

●

Consumer Floral & Gifts: Revenues for the quarter declined 4.9% to $135.2 million as compared with the prior year period. Gross profit margin increased 30 basis points to 39.9%. Segment contribution margin[1] was $4.9 million, compared with $8.8 million in the prior year period.

●

BloomNet: Revenues for the quarter declined 20.1% to $23.1 million as compared with the prior year period. Revenue and gross margin were impacted by the lower volume of lower margin orders processed by BloomNet. Gross profit margin decreased 20 basis points to 50.0% due to deleveraging on the lower sales volume. Segment contribution margin[1] was $6.8 million, compared with $9.4 million in the prior year period.

Company Guidance

For Fiscal 2025, the Company continues to expect its revenue trend to improve as the fiscal year progresses benefiting from the Company’s Relationship Innovation initiatives that have expanded the Company’s product offerings, broadened price points, and enhanced the user experience, combined with increased marketing spend. The Adjusted EBITDA range reflects the acknowledgement that the consumer environment remains uncertain.

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As a result, for Fiscal 2025 the Company continues to expect:

●	total revenues on a percentage basis to be in a range of flat to a decrease in the low-single digits, as compared with the prior year;
●	Adjusted EBITDA[1] to be in a range of $85 million to $95 million; and
●	Free Cash Flow[1] to be in a range of $45 million to $55 million.

Conference Call

The Company will conduct a conference call to discuss the above details and attached financial results today, October 31, 2024, at 8:00 a.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion. A telephonic replay of the call can be accessed beginning at 2:00 p.m. (ET) today through November 7, 2024, at: (US) 1-877-344-7529; (Canada) 855-669-9658; (International) 1-412-317-0088; enter conference ID #: 1727189.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

EBITDA and Adjusted EBITDA:

We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

1-800-FLOWERS.COM, Inc. | Fiscal 2025 First Quarter Results | Page 3

Segment Contribution Margin and Adjusted Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. Adjusted Segment Contribution Margin is defined as Segment Contribution Margin adjusted for certain items affecting period-to-period comparability. See Selected Financial Information for details on how Segment Contribution Margin and Adjusted Segment Contribution Margin were calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin and Adjusted Segment Contribution Margin provide management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin and Adjusted Segment Contribution Margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Segment Contribution Margin and Adjusted Segment Contribution Margin is that they are an incomplete measure of profitability as they do not include all operating expenses or non-operating income and expenses. Management compensates for this limitation when using these measures by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:

We define Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share as Net Income (Loss) and Net Income (Loss) Per Common Share adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted Net Income (Loss) Per Common Share and Adjusted or Comparable Net Income (Loss) Per Common Share were calculated for each period presented. We believe that Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income (Loss) and Net Income (Loss) Per Common Share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow:

We define Free Cash Flow as net cash provided by operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

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About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help inspire customers to give more, connect more, and build more and better relationships. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Things Remembered®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, Simply Chocolate® and Scharffen Berger®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge on eligible products across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad-range of products and services designed to help members grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; Alice’s Table®, a lifestyle business offering fully digital livestreaming and on demand floral, culinary and other experiences to guests across the country; and Card Isle®, an e-commerce greeting card service. 1-800-FLOWERS.COM, Inc. was recognized among America’s Most Trustworthy Companies by Newsweek. 1-800-FLOWERS.COM, Inc. was also recognized as one of America’s Most Admired Workplaces for 2025 by Newsweek and was named to the Fortune 1000 list in 2022. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com.

FLWS–COMP FLWS-FN

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “should,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve its guidance for the full Fiscal year; the Company’s ability to leverage its operating platform and reduce its operating expense ratio; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic initiatives; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

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Note: The following tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	September 29, 2024	June 30, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,407	$159,437
Trade receivables, net	41,024	18,024
Inventories	275,323	176,591
Prepaid and other	60,960	31,680
Total current assets	385,714	385,732

Property, plant and equipment, net	225,239	223,789
Operating lease right-of-use assets	112,926	113,926
Goodwill	156,648	156,537
Other intangibles, net	115,531	116,216
Other assets	38,566	36,448
Total assets	$1,034,624	$1,032,648

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$63,732	$80,005
Accrued expenses	128,926	121,303
Current maturities of long-term debt	57,500	10,000
Current portion of long-term operating lease liabilities	16,836	16,511
Total current liabilities	266,994	227,819

Long-term debt, net	172,293	177,113
Long-term operating lease liabilities	104,398	105,866
Deferred tax liabilities, net	18,794	19,402
Other liabilities	38,728	36,106
Total liabilities	601,207	566,306
Total stockholders’ equity	433,417	466,342
Total liabilities and stockholders’ equity	$1,034,624	$1,032,648

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1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Three Months Ended
	September 29, 2024	October 1, 2023
Net revenues:
E-Commerce	$193,174	$209,911
Other	48,916	59,139
Total net revenues	242,090	269,050
Cost of revenues	149,771	167,122
Gross profit	92,319	101,928
Operating expenses:
Marketing and sales	82,097	82,518
Technology and development	15,639	15,304
General and administrative	28,526	28,489
Depreciation and amortization	13,038	13,194
Total operating expenses	139,300	139,505
Operating loss	(46,981)	(37,577)
Interest expense, net	3,360	3,482
Other (income)/expense, net	(1,767)	474
Loss before income taxes	(48,574)	(41,533)
Income tax benefit	(14,384)	(10,291)
Net loss	$(34,190)	$(31,242)

Basic and diluted net loss per common share	$(0.53)	$(0.48)

Basic and diluted weighted average shares used in the calculation of net loss per common share	64,198	64,785

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1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	September 29, 2024	October 1, 2023

Operating activities:
Net loss	$(34,190)	$(31,242)
Adjustments to reconcile net loss to net cash provided by operating activities, net of acquisitions:
Depreciation and amortization	13,038	13,194
Amortization of deferred financing costs	180	180
Deferred income taxes	(607)	(579)
Bad debt expense	84	586
Stock-based compensation	2,479	2,364
Other non-cash items	255	270
Changes in operating items:
Trade receivables	(23,025)	(24,407)
Inventories	(97,439)	(89,287)
Prepaid and other	(29,237)	(14,764)
Accounts payable and accrued expenses	(8,806)	(42)
Other assets and liabilities	27	(157)
Net cash used in operating activities	(177,241)	(143,884)

Investing activities:
Acquisitions, net of cash acquired	(3,000)	-
Capital expenditures	(12,075)	(6,974)
Net cash used in investing activities	(15,075)	(6,974)

Financing activities:
Acquisition of treasury stock	(1,255)	(74)
Proceeds from exercise of employee stock options	41	-
Proceeds from bank borrowings	45,000	35,000
Repayment of bank borrowings	(2,500)	(2,500)
Net cash provided by financing activities	41,286	32,426

Net change in cash and cash equivalents	(151,030)	(118,432)
Cash and cash equivalents:
Beginning of period	159,437	126,807
End of period	$8,407	$8,375

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1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands)

(unaudited)

	Three Months Ended
	September 29, 2024	System Implementation Costs	As Adjusted (non-GAAP) September 29, 2024	October 1, 2023	% Change
Net revenues:
Consumer Floral & Gifts	$135,180		$135,180	$142,194	-4.9%
BloomNet	23,075		23,075	28,870	-20.1%
Gourmet Foods & Gift Baskets	84,003		84,003	98,109	-14.4%
Corporate	89		89	270	-67.0%
Intercompany eliminations	(257)		(257)	(393)	34.6%
Total net revenues	$242,090	$-	$242,090	$269,050	-10.0%

Gross profit:
Consumer Floral & Gifts	$53,929		$53,929	$56,322	-4.2%
	39.9%		39.9%	39.6%

BloomNet	11,528		11,528	14,498	-20.5%
	50.0%		50.0%	50.2%

Gourmet Foods & Gift Baskets	26,844		26,844	30,907	-13.1%
	32.0%		32.0%	31.5%

Corporate	18		18	201	-91.0%
	20.2%		20.2%	74.4%

Total gross profit	$92,319	$-	$92,319	$101,928	-9.4%
	38.1%	-	38.1%	37.9%
EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$4,944		$4,944	$8,826	-44.0%
BloomNet	6,841		6,841	9,387	-27.1%
Gourmet Foods & Gift Baskets	(12,253)	913	(11,340)	(11,028)	-2.8%
Segment Contribution Margin Subtotal	(468)	913	445	7,185	-93.8%
Corporate (b)	(33,475)	867	(32,608)	(31,568)	-3.3%
EBITDA (non-GAAP)	(33,943)	1,780	(32,163)	(24,383)	-31.9%
Add: Stock-based compensation	2,479		2.479	2,364	4.9%
Add: Compensation charge related to NQDC Plan Investment Appreciation (Depreciation)	1,738		1,738	(504)	444.8%
Adjusted EBITDA (non-GAAP)	$(29,726)	$1,780	$(27,946)	$(22,523)	-24.1%

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1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands, except for per share data)

(unaudited)

Reconciliation of net loss to adjusted net loss (non-GAAP):	Three Months Ended
	September 29, 2024	October 1, 2023

Net loss	$(34,190)	$(31,242)
Adjustments to reconcile net loss to adjusted net loss (non-GAAP)
Add: System Implementation Costs	1,780	-
Deduct: Income tax effect on adjustments	(527)	-
Adjusted net loss (non-GAAP)	$(32,937)	$(31,242)

Basic and diluted net loss per common share	$(0.53)	$(0.48)

Basic and diluted adjusted net loss per common share (non-GAAP)	$(0.51)	$(0.48)

Weighted average shares used in the calculation of basic and diluted net loss and adjusted net loss per common share	64,198	64,785

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1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net loss to adjusted EBITDA (non-GAAP):	Three Months Ended
	September 29, 2024	October 1, 2023

Net loss	$(34,190)	$(31,242)
Add: Interest expense and other, net	1,593	3,956
Add: Depreciation and amortization	13,038	13,194
Add: Income tax benefit	(14,384)	(10,291)
EBITDA	(33,943)	(24,383)
Add: Stock-based compensation	2,479	2,364
Add: Compensation charge related to NQDC plan investment appreciation (depreciation)	1,738	(504)
Add: System Implementation Costs	1,780	-
Adjusted EBITDA	$(27,946)	$(22,523)

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, Stock-Based Compensation, as well as changes in the fair value of the Company's NQDC plan. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

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1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net cash used in operating activities to free cash flow (non-GAAP):	Three Months Ended
	September 29, 2024	October 1, 2023
Net cash used in operating activities	$(177,241)	$(143,884)
Capital expenditures	(12,075)	(6,974)
Free cash flow	$(189,316)	$(150,858)

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